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                                                                    EXHIBIT 99.2

                         LEHMAN BROTHERS HOLDINGS INC.

                               OFFER TO EXCHANGE

                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES B, PAR VALUE $1.00 PER SHARE
                                      FOR
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES A, PAR VALUE $1.00 PER SHARE

               THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT,
          NEW YORK CITY TIME, ON             , 1997, UNLESS EXTENDED.

                                                                          , 1997

To Brokers, Dealers, Commercial
  Banks, Trust Companies and
  Other Nominees:

     In our capacity as Dealer Manager, we are enclosing the material listed below relating to the offer (the "Exchange Offer") by Lehman Brothers Holdings Inc. (the "Company") to exchange, on a share-for-share basis, up to 13,000,000 shares of its new Cumulative Convertible Voting Preferred Stock, Series B (the "Series B Preferred Stock") for up to 13,000,000 shares of its outstanding Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer.


     The Company expressly reserves the right to extend, amend or modify the terms of the Exchange Offer, and not to accept for exchange any shares of Series A Preferred Stock, at any time prior to the Expiration Date for any reason. If after the Expiration Date the Company rejects a portion of the shares of Series A Preferred Stock tendered by a holder thereof, such holder may, within such reasonable period of time as the Company will determine, withdraw the tender of the remaining shares of Series A Preferred Stock tendered by such holder.


     We are asking you to contact your clients for whom you hold shares of Series A Preferred Stock registered in your name (or in the name of your nominee) or who hold shares of Series A Preferred Stock registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

     The Company will pay all stock transfer taxes applicable to the exchange of shares of Series A Preferred Stock pursuant to the Exchange Offer, subject to Instruction 4 of the Letter of Transmittal referred to below.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1. The Prospectus dated             , 1997 (the "Prospectus");

          2. The Letter of Transmittal to be used by holders of shares of Series A Preferred Stock in accepting the Exchange Offer (duly executed photocopies of the Letter of Transmittal may be used to exchange shares of Series A Preferred Stock);

          3. A letter which may be sent to your clients for whose accounts you hold shares of Series A Preferred Stock registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Exchange Offer;
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          4. Guidelines of the Internal Revenue Service for Certification of
     Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding; and

          5. A return envelope addressed to Lehman Brothers Inc.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
            , 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED.

     Any questions or requests for assistance or additional copies of the enclosed materials may be directed to Lehman Brothers Inc., the Information Agent and Dealer Manager, at the address and telephone number set forth on the inside back cover of the enclosed Prospectus.

                                          Very truly yours,

                                          Lehman Brothers

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL BE DEEMED TO APPOINT YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

          (4) Any transfer taxes applicable to the exchange of shares of Series A Preferred Stock with the Company pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

     If you wish to have us tender any or all of your shares of Series A Preferred Stock held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Series A Preferred Stock, all such shares of Series A Preferred Stock will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Exchange Offer.

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                          INSTRUCTIONS WITH RESPECT TO
                         LEHMAN BROTHERS HOLDINGS INC.

                               OFFER TO EXCHANGE
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES B, PAR VALUE $1.00 PER SHARE
                                      FOR
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES A, PAR VALUE $1.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated             , 1997 of Lehman Brothers Holdings Inc. (the
"Company") and the related Letter of Transmittal, which together describe the Company's offer (the "Exchange Offer") to exchange, on a share-for-share basis, up to 13,000,000 shares of its new Cumulative Convertible Voting Preferred Stock, Series B for up to 13,000,000 shares of its outstanding Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer.

     This will instruct you to tender to the Company the number of shares of Series A Preferred Stock indicated below (or, if no number is indicated below, all shares of Series A Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

Number of Shares to be Tendered:                              SIGN HERE
          Shares*
Dated:                      , 1997          ---------------------------------------------
       ---------------------                               Signature(s)

                                            Name(s):
                                                    -------------------------------------
                                            Address:
                                                    -------------------------------------

                                            ---------------------------------------------

                                            Social Security or Taxpayer Identification No.

                                            ---------------------------------------------

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* Unless otherwise indicated, it will be assumed that all shares of Series A
  Preferred Stock held by us for your account are to be tendered.

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